EXHIBIT 5A

INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
915 SECOND AVENUE, MS 510
SEATTLE, WA 98174
                                           Employer Identification Number:
                                                 93-0256722
Date:       June 01 1995                   File Folder Number:
                                                 931003226
NORTHWEST NATURAL GAS COMPANY              Person to Contact:
C/O DENNIS LEYBOLD                               DEBRA WITSOE
900 SW FIFTH AVENUE, SUITE 2300            Contact Telephone Number:
PORTLAND, OR  97204                              (206) 220-6080
                                           Plan Name:
                                                 NORTHWEST NATURAL GAS COMPANY
                                                 RETIREMENT K SAVINGS PLAN
                                           Plan Number:  008

Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated May 23, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

      Your plan does not consider total compensation for purposes of figuring benefits. In operation, the provision may discriminate in favor of employees who are highly compensated. If this occurs, your plan will not remain qualified.

      This determination letter is applicable for the amendment(s) adopted on February 25, 1993.

      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      This plan satisfies the nondiscriminatory current availability requirements of section 1.401(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

      This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      We have sent a copy of this letter to your representatives as indicated in the power of attorney.

      If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours,

                                    RICHARD R. OROSCO

                                    Richard R. Orosco
                                    District Director
Enclosures:
Publication 794
Reporting & Disclosure Guide
 for Employee Benefit Plans
Addendum